UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 5, 2012

Date of Report (Date of earliest event reported)

ENERGY TRANSFER EQUITY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn Avenue

Dallas, TX 75219

(Address of principal executive offices)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 5, 2012, Energy Transfer Partners, L.P. (“ETP”) completed the acquisition of Sunoco, Inc., a Pennsylvania corporation (“Sunoco”), pursuant to the terms of the Agreement and Plan of Merger, dated as of April 29, 2012, as amended by Amendment No. 1 thereto, dated as of June 15, 2012 (the “Merger Agreement”), by and among ETP, Energy Transfer Partners GP, L.P., a Delaware limited partnership, Sam Acquisition Corporation, a Pennsylvania corporation and a wholly owned subsidiary of ETP (“Merger Sub”), Sunoco and, for limited purposes set forth therein, Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”). Under the terms of the Merger Agreement, Merger Sub merged with and into Sunoco (the “Merger”), with Sunoco surviving the Merger.

Contemporaneously with the closing of the Merger and as provided in the Merger Agreement, Sunoco contributed to ETP $2.0 billion in cash and the equity interests of Sunoco Partners LLC (which currently holds the 2% general partner interest, incentive distribution rights, and a 32.4% limited partner interest in Sunoco Logistics Partners, L.P. (“SXL”)), in exchange for 90,706,000 newly issued Class F units of ETP. Additionally, immediately following the closing of the Merger, ETE contributed its interest in Southern Union Company (“Southern Union”) to ETP Holdco Corporation (“ETP Holdco”), in exchange for a 60% equity interest in ETP Holdco. In conjunction with ETE’s contribution, ETP contributed its interest in Sunoco (exclusive of its interest in SXL) to ETP Holdco and retained a 40% equity interest in ETP Holdco.

As a result of the Merger and the above transactions, ETP and ETE own an indirect 40% and 60% equity interest, respectively, in both Sunoco and Southern Union, while ETP owns the general partner interest, incentive distribution rights and a 32.4% limited partner interest in SXL. ETE also owns the general partner interest, incentive distribution rights and approximately 52.5 million common units representing limited partner interests in ETP.

Item 7.01. Regulation FD Disclosure.

On October 5, 2012, ETP and Sunoco issued a joint press release announcing the completion of the Merger. The full text of the press release is attached hereto as Exhibit 99.1.

Forward Looking Statements

This Current Report on Form 8-K may include certain statements concerning expectations for the future, including statements regarding the anticipated benefits and other aspects of the transactions described above, that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control, including the risk that the anticipated benefits from the Merger cannot be fully realized. An extensive list of factors that can affect future results are discussed in ETE’s Annual Report on Form 10-K for the year ended December 31, 2011 and other documents filed by ETE from time to time with the Securities and Exchange Commission. ETE undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The historical financial information required by this Item 9.01(a) will be filed as part of an amendment to this report not later than 71 calendar days after the date this report is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) will be filed as part of an amendment to this report not later than 71 calendar days after the date this report is required to be filed.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release of Energy Transfer Partners, L.P. and Sunoco, Inc. dated October 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.

	By:	LE GP, LLC, its general partner
Date: October 5, 2012
/s/ John W. McReynolds
John W. McReynolds
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Energy Transfer Partners, L.P. and Sunoco, Inc. dated October 5, 2012.